EXHIBIT 10.29

OPTION AGREEMENT

This option agreement (the “Option Agreement”), is made on August 13, 2020 (the “Effective Date”), by TORCHLIGHT ENERGY, INC., a Texas corporation, and TORCHLIGHT HAZEL, LLC, a Texas limited liability company, whose mailing address is 5700 W. Plano Pkwy #3600, Plano, TX 75093 and email address is john@torchlightenergy.com (collectively “Torchlight”), MASTERSON HAZEL PARTNERS, LP, a Texas limited partnership whose mailing address is P.O. Box 1189, Midland, TX 79702 and email address is ced@mastersonps.com (“Masterson”), and McCabe Petroleum Corporation, a Texas Corporation, whose mailing address is 500 W. Texas Ave. Ste. 890, Midland, TX 79701 and email address is gregmccabe@aol.com (“MPC”) collectively the “Parties”.

I – Drilling Obligation & Grant of Options

Masterson shall drill and complete, or cause to be drilled and completed, at its sole cost and expense (subject to Sections V and VII), a new lateral well on Torchlight’s Hazel Prospect1 (the “Well”) sufficient to satisfy Torchlight’s continuous development obligations on the southern half of the Hazel Prospect2 (“Southern Drilling Obligations”). Masterson shall satisfy the Southern Drilling Obligations no later than September 30, 2020. Provided, however, that Masterson shall be entitled to receive, as its sole recourse for the recoupment of Drilling Costs, the revenue from production of the Well attributable to Torchlight’s interest (“Production Revenue”) until such time as it has recovered its reasonable costs and expenses for drilling, completing, and operating the Well (“Drilling Costs”).

In exchange for Masterson satisfying the Southern Drilling Obligations, Torchlight grants to Masterson the exclusive right and option to perform operations, at Masterson’s sole cost and expense, on the Hazel Prospect sufficient to satisfy Torchlight’s continuous development obligations on the northern half of the Hazel Prospect (“Northern Drilling Obligations”),3 as defined below (the “Drilling Option”). Masterson will also pay to Torchlight $1,000.00 at the time this Option Agreement is executed and delivered as further consideration of the Options (“Option Fee”). In spite of anything to the contrary, if Masterson fails to satisfy the Southern Drilling Obligations by September 30, 2020, then the Options will automatically terminate, and Torchlight may retain the Option Fee as its sole remedy.

In the event that Masterson exercises such Drilling Option and satisfies the Northern Drilling Obligations, then Masterson shall have the option to purchase the Hazel Prospect under the terms of the Purchase and Sale Agreement which is attached as Exhibit “B” (the “Purchase Option”). The Drilling Option and Purchase Option may be collectively referred to herein as the “Options”.

[1]	“Hazel Prospect” means Torchlight and its subsidiaries’ interests in the Hazel Prospect leases and the lands described in Exhibit “A” and the Assets as described in the Purchase Sale Agreement attached as Exhibit “B”.

[2]	The south half of the Hazel Prospect being those 5,131.44 net mineral acres in Sections 70, 71, 72, 73, 74, 75, 41, 86, 87 and 88 as described further in Exhibit “A” and the Assets as described in the Purchase Sale Agreement attached as Exhibit “B”.

[3]	The north half of the Hazel Prospect being those 4,630.64 net mineral acres in Sections 89, 90, 91, 102, 103, 104, 105, 106 and 107 as described further in Exhibit “A”.

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II - Option Period

The time during which Masterson may exercise the Options shall be from the Effective Date through and including December 1, 2020, unless extended under the terms of this Option Agreement (the “Option Period”). The Option Period may be extended to March 31, 2021 if Masterson: (1) has satisfied it obligations regarding the Well; (2) no later than December 1, 2020, delivers notice of intent to conduct operations sufficient to satisfy the Northern Drilling Obligations; and (3) on before December 15, 2020 conducts operations sufficient to satisfy the Northern Drilling Obligations.

III - Purchase Price of Hazel Prospect

The full purchase price of the Hazel Prospect is $12,690,704.00 for approximately 9,762.08 net mineral acres (the “Purchase Price”), and not less than a 74% net revenue interest (the “NRI”), which is payable as provided in this Option Agreement and the “Purchase Sale Agreement”, which is to be executed by the parties in the form of the document attached as Exhibit “B”, if Masterson elects to exercise the Purchase Option. The price per net mineral acre shall be $1,300.00.

As provided in the Purchase Sale Agreement, in the event Masterson establishes that Torchlight or its subsidiaries own more or less net mineral acreage or NRI than set forth above, the Purchase Price shall accordingly be proportionately increased or reduced by the price per net mineral acre.

Torchlight shall maintain and protect the leasehold interest until execution of the Purchase Sale Agreement or give Masterson thirty (30) days prior written notice of Torchlight’s intent not to maintain and protect said leasehold interest.

IV – MPC Reversionary Interest

In order to induce Masterson to enter into this Option Agreement, on the strict condition of Masterson closing the transaction pursuant to the Purchase Sale Agreement, then MPC (an entity wholly owned by Greg McCabe) agrees to reduce its reversionary interest burdening Torchlight’s proportionate interest in the Hazel Prospect (as described in that certain “Participation Agreement” dated May 1, 2016) from 20% to not more than 12.5%.

V - The Well

The Well shall be a lateral well drilled by, or caused to be drilled by, Masterson utilizing a stimulation method at a location and length approved, in writing and prior to commencement, by Greg McCabe or Rich Masterson. Masterson, its affiliates and agents shall have the right to use any and all necessary Torchlight facilities, including, but not limited to, Torchlight or its affiliates’ tank battery. At all times Masterson shall conduct itself and the operations in a manner consistent with a reasonably prudent operator.

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If, during the drilling of the Well, Masterson shall encounter granite or any other practically impenetrable substance or encounter mechanical difficulties or if the hole is lost for any reason not reasonably within control of Masterson, Masterson shall have and is hereby granted the right to abandon said well; and Masterson may commence the actual drilling and completion, at Masterson’s sole costs and expense (subject to Section VII), of a substitute well to serve as the Well. If a substitute well is commenced, it will be drilled at a location and using a stimulation method and depth as approved by Greg McCabe or Rich Masterson. For the avoidance of doubt, the substitute well shall be deemed to be the Well for all purposes of this Option Agreement.

Torchlight shall instruct the payor of any proceeds of production to deliver all income attributable to Torchlight’s interest that is generated from the Well directly to Masterson until Masterson’s Drilling Costs have been recouped in full. In the event Torchlight receives any proceeds that should have been delivered to Masterson, Torchlight shall immediately notify Masterson and send the misdelivered proceeds to Masterson.

VI - Purchase Sale Agreement

Within ten (10) days of a timely election of Masterson’s exercise of the Purchase Option pursuant to Section IV, Torchlight and Masterson shall execute the Purchase Sale Agreement for the Hazel Prospect attached as Exhibit “B”.

The Parties covenant that at any time after the Effective Date of this Option Agreement, they will execute such additional instruments and take such actions as may be reasonably be requested by the party(ies) to confirm or perfect or otherwise to carry out the intent and purposes of this Option Agreement.

VII - Failure to Exercise Option

If Masterson does not exercise the Drilling Option in accordance with its terms and within the Option Period, the Purchase Option and the rights of Masterson will automatically and immediately terminate.

Pursuant to the terms of Section V, if Masterson fails to exercise the Purchase Option, Masterson shall retain any and all income from the Well until Masterson recoups all Drilling Costs, as Masterson’s sole recourse in recouping its Drilling Costs.

VIII - Notices

All notices provided for in this Option Agreement will be deemed to have been given if and when deposited in the United States mail by registered or certified mail, properly stamped and addressed to the party for whom intended, at the party’s address listed above, or when delivered personally in writing to the party, or via electronic mail to the addresses provided in the Option Agreement.

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IX - Binding Effect and Miscellaneous Provisions

This Option Agreement and corresponding Purchase Sale Agreement are subject to any and all leases, assignments, or other public filings affecting the Assets, the Participation Agreement, that certain Farmout Agreement executed by and between Oxy USA, Inc. and Imperial Exploration, LLC on March 21, 2016, and that certain Joint Operating Agreement executed by, between, and among Torchlight Energy Operating, LLC, Torchlight Energy, Inc., and Imperial Exploration, LLC on May 1, 2016 (“JOA”).

This Option Agreement is not transferable nor assignable unless agreed to by the Parties in writing and will be binding on and inure to the benefit of the Parties to them and to their respective heirs, personal representatives, successors, and assigns. Any assignment made in violation of this requirement is void.

Except as otherwise expressly provided herein, no waiver with respect to this Option Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the Parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

This Option Agreement may be executed in counterparts, each of which shall be deemed an original and both considered one and the same Option Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof. This Option Agreement shall only be binding on the Parties and their respective successors and assigns when executed by both of the Parties.

In connection with the negotiation and drafting of this Option Agreement, the Parties represent and warrant to each other that they have had the opportunity to be advised by attorneys of their own choice and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Option Agreement or any amendments hereto.

If any provision of this Option Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and this Option Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically, as part of this Option Agreement, a provision as similar in terms and substance to such illegal, invalid, or unenforceable provision as may be possible and legal, valid, and enforceable.

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The Parties agree that as between the Parties hereto the terms in this Option Agreement shall prevail should there be any conflict with any other agreement, including, but not limited to, the Purchase Sale Agreement.

Capitalized terms used but not defined herein shall have the respective meanings given to them in the Purchase Sale Agreement.

This Option Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Texas. The Parties agree that venue is proper in Midland County, Texas and if venue is not mandatory shall be filed in a court of competent jurisdiction in Midland County, Texas.

This Option Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and assigns.

Each of the Parties agrees to execute, acknowledge, and deliver to the other party such further instruments, and take such other actions, as may be reasonably requested in order to more effectively assure to said other party all of the respective rights, titles, interests, and privileges intended to be assigned or inuring to the benefit of such party in consummation of the transactions contemplated hereby.

The Parties agree that this Option Agreement is intended to be a fully-integrated document, and all prior agreements or understanding regarding the subject matter are superseded by this Option Agreement.

A Party prevailing in any legal action arising from this Option Agreement shall be entitled to recover its reasonable and necessary attorney fees and costs from the non-prevailing Party(ies).

[Signature pages follow.]

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The Option Agreement has been executed as of the Effective Date set forth above.

TORCHLIGHT ENERGY, INC.

X:	/s/ John A. Brda
Name:	John A. Brda
Title:	CEO

STATE OF TEXAS		§
§
COUNTY OF	Collin	§

BEFORE ME, the undersigned authority, on this day personally appeared John A. Brda, who being duly sworn, upon oath, says that he is authorized to execute this agreement; and he acknowledged to me that he executed the same for the purposes and considerations therein expressed, and in the capacity stated herein. SUBSCRIBED AND SWORN TO before me by the said Chief Executive Officer on this the 13th day of August, to certify which witness my hand and seal of office.

/s/ Anna Karlsen
Notary Public
In and For Said County and State

TORCHLIGHT HAZEL, LLC

X:	/s/ John A. Brda
Name:	John A. Brda
Title:	MGR

STATE OF TEXAS		§
§
COUNTY OF	Collin	§

BEFORE ME, the undersigned authority, on this day personally appeared John A. Brda, who being duly sworn, upon oath, says that he is authorized to execute this agreement; and he acknowledged to me that he executed the same for the purposes and considerations therein expressed, and in the capacity stated herein. SUBSCRIBED AND SWORN TO before me by the said Manager on this the 13th day of August, to certify which witness my hand and seal of office.

/s/ Anna Karlsen
Notary Public
In and For Said County and State

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MASTERSON HAZEL PARTNERS, LP

X:	/s/ Clifton DuBose Jr
Clifton Edwin DuBose, Jr., CEO of Masterson Hazel Management, LLC, its General Partner

STATE OF TEXAS		§
§
COUNTY OF	Midland	§

BEFORE ME, the undersigned authority, on this day personally appeared Clifton E. DuBose, who being duly sworn, upon oath, says that he is authorized to execute this agreement; and he acknowledged to me that he executed the same for the purposes and considerations therein expressed, and in the capacity stated herein. SUBSCRIBED AND SWORN TO before me by the said CEO on this the 13th day of August, to certify which witness my hand and seal of office.

/s/ Amy Taylor
Notary Public
In and For Said County and State

MCCABE PETROLEUM CORPORATION

X:	/s/ Greg McCabe
Name:	Greg McCabe
Title:	President

STATE OF TEXAS		§
§
COUNTY OF	Midland	§

BEFORE ME, the undersigned authority, on this day personally appeared Greg McCabe, who being duly sworn, upon oath, says that he is authorized to execute this agreement; and he acknowledged to me that he executed the same for the purposes and considerations therein expressed, and in the capacity stated herein. SUBSCRIBED AND SWORN TO before me by the said President on this the 13th day of August, to certify which witness my hand and seal of office.

/s/ Amy Taylor
Notary Public
In and For Said County and State

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EXHIBIT “A”

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EXHIBIT “B”

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